Exhibit 99.A

EXHIBIT A

[ADDITIONAL SIGNATURE PAGE TO JOINT FILING AGREEMENT]

AGREEMENT REGARDING THE JOINT FILING OF SCHEDULE 13G

The undersigned hereby agree as follows:

(1) Each of them is individually eligible to use the Schedule 13G to which this Exhibit is attached, and such Schedule 13G is filed on behalf of each of them; and

(2) Each of them is responsible for the timely filing of such Schedule 13G and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

Date: February 12, 2008

VECTOR LATER-STAGE EQUITY FUND II, L.P.

By:	Vector Fund Management II, L.L.C.
Its:	General Partner

By:	Vector Asset Management, Inc.
Its:	Managing Member

By:	/s/ Thomas C. Dorn
Thomas C. Dorn, Chief Financial Officer

VECTOR LATER-STAGE EQUITY FUND II (QP), L.P.

By:	Vector Fund Management II, L.L.C.
Its:	General Partner

By:	Vector Asset Management, Inc.
Its:	Managing Member

By:	/s/ Thomas C. Dorn
Thomas C. Dorn, Chief Financial Officer

VECTOR FUND MANAGEMENT II, L.L.C.

By:	Vector Asset Management, Inc.
Its:	Managing Member

By:	/s/ Thomas C. Dorn
Thomas C. Dorn, Chief Financial Officer

/s/	D. Theodore Berghorst
D. Theodore Berghorst

Deborah Berghorst TTEE
FBO Berghorst 1998 Dynastic Trust

By:	/s/ D. Theodore Berghorst
D. Theodore Berghorst, Financial Advisor

/s/	Barclay A. Phillips
Barclay A. Phillips

/s/	Douglas B. Reed
Douglas B. Reed

/s/	Thomas C. Dorn
Thomas C. Dorn

/s/	Kathleen M. Stanley
Kathleen M. Stanley